Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2025, with respect to the consolidated financial statements of Galaxy Digital Holdings LP and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

New York, New York
May 13, 2025